Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 27, 2018, except for the third paragraph of Note 2, as to which the date is October 25, 2018, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-227892) and related Prospectus of Qualtrics International Inc. for the registration of shares of its Class B common stock.

/s/ Ernst & Young LLP

Salt Lake City, Utah
November 5, 2018